UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2025

Neuraxis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41775	45-5079684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11611 N. Meridian St, Suite 330 Carmel, IN 46032
(Address of principal executive offices)

Registrant’s telephone number, including area code: (812) 689-0791

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NRXS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

As previously disclosed, from February 2019 through July 2022, Ritu Bhambhani, M.D., Sudhir Rao, M.D., Ritu Bhambhani, LLC d/b/a Complete Care of Maryland; Box Hill Surgery Center, LLC, Pain and Spine Specialists of Maryland, LLC, SimCare ASC, LLC (together, the “Releasing Parties”) initiated lawsuits against the Company.

As previously disclosed, the Company and Releasing Parties reached a tentative settlement on April 25, 2025.

On May 15, 2025, the Company entered into a settlement agreement and mutual release (the “Settlement Agreement”) with the Releasing Parties, as well as Acclivity Medical LLC, Ryan Kuhlman, Dragonslayer Strategies LLC, and Joy Long (together with the Company, the “Released Parties”). Under the Settlement Agreement, the Company agreed to a total settlement amount of $750,000 (the “Settlement Amount”), payable in 12 equal monthly installments beginning in January of 2026. In exchange, the Releasing Parties agreed to waive, release, and forever discharge the Released Parties from any and all past and present claims, obligations, demands, actions, causes of action and liabilities. The Settlement Amount will not accrue interest or any other chargers.

The foregoing summary of the Settlement Agreement is qualified in its entirety by the terms thereof, which is filed as exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 related to the Settlement Agreement is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events

From May 20, 2025 through May 21, 2025, the Company received approximately $1 million in proceeds from warrant exercises and issued an aggregate of 430,580 shares of Common Stock pursuant to such exercises (the “Warrant Shares”).

On the same day, three holders of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), converted their Series B Preferred Stock and received an aggregate of 342,016 shares of Common Stock pursuant to such conversions (the “Series B Shares”).

All of the Warrant Shares and Series B Shares were issued without a restrictive legend pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-283798).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits
10.1	Settlement Agreement and Mutual Release, dated May 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2025	NEURAXIS, INC.

	By:	/s/ Brian Carrico
	Name:	Brian Carrico
	Title:	President and Chief Executive Officer